EXHIBIT 10.09

LEASE AND ACCESS AGREEMENT
(Meraux Terminal)
THIS LEASE AND ACCESS AGREEMENT (this “Lease”) is made and entered into to be effective as of the 1st day of September, 2016 (the “Effective Date”), between Valero Refining-Meraux LLC, a Delaware limited liability company (herein called “Lessor”), and Valero Partners Meraux, LLC, a Delaware limited liability company (herein called “Lessee”).
W I T N E S S E T H:
WHEREAS, on the Effective Date, Lessee has acquired from Lessor the Tank Farm Assets (as defined below) located on the Refinery Site (as defined below) in Meraux, Louisiana;
WHEREAS, Lessor has agreed to lease to Lessee and Lessee has agreed to lease from Lessor the land on which the Tank Farm Assets are located, on the terms and conditions set forth in this Lease;
WHEREAS, Lessor owns and operates certain facilities and other improvements at the Refinery Site that are necessary or desirable for Lessee to utilize in Lessee’s operations of the Tank Farm Assets but that may also be utilized by Lessor and that Lessor has agreed to provide Lessee with access to in accordance with this Lease; and
NOW, THEREFORE, for and in consideration of the premises, the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee covenant and agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Certain Defined Terms. Unless the context otherwise requires, the following terms shall have the respective meanings set forth in this Section 1.1:
“Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with the referenced entity, including, without limitation, the referenced entity’s parents and their general partners; provided that, for purposes of this Agreement, Valero and its subsidiaries (other than the General Partner and the Partnership and its subsidiaries), including the Lessor, on the one hand, and the General Partner and the Partnership and its subsidiaries, including the Lessee, on the other hand, shall not be considered Affiliates of each other.
“Applicable Law” means all applicable constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes, ordinances issued by any Governmental Authority, including applicable judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any Governmental

Authority having jurisdiction over the matter in question and binding on a given Person, whether in effect as of the date hereof or thereafter and, in each case, as amended.
“Business Day” means any Day except for Saturday, Sunday or an official holiday in the State of Louisiana.
“Charge Pump” means the last pump prior to pumped inputs entering a refining unit.
“Commencement Date” has the meaning set forth in Section 3.1.
“Contribution Agreement” means that certain Contribution Agreement dated September 1, 2016, among Valero Terminaling and Distribution Company and the Partnership.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“Day” means the period of time commencing at 12:00 a.m. on one calendar day and running until, but not including, 12:00 a.m. on the next calendar day, according to local time where the Premises are located.
“Demarcation Point” is defined in the definition of “Facility Pipelines”.
“Disclaimed Matters” has the meaning set forth in Section 5.4(b).
“Environmental Cleanup” has the meaning set forth in Section 10.4(c).
“Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law relating to pollution or protection of human health, natural resources, wildlife and the environment or workplace health or safety including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901 et seq., the Clean Air Act, as amended, 42 U.S.C. §§7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. §§2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §§2701 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§300f et seq., the Hazardous Materials Transportation Act of 1994, as amended, 49 U.S.C. §§ 5101 et seq., and other environmental conservation and protection laws and the Occupational Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq, and the regulations promulgated pursuant thereto, and any state or local counterparts, each as amended from time to time.
“Environmental Permit” means any permit, approval, identification number, license, registration, certification, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law, including applications for renewal of such permits in which the application allows for continued operation under the terms of an expired permit.

“Event of Default” has the meaning set forth in Section 13.1.
“Facility Pipelines” means all crude oil, intermediates and refined product pipelines to the extent they are (i) located wholly on, below, above and/or within the Premises and connect into the Tanks or (ii) located partially on and partially off the Premises and used in connection with the operation of the Tanks, provided that the Parties shall demarcate the point at which any such pipeline located partially on and partially off the Premises connects to any Refinery Pipeline (as determined, the “Demarcation Point”) and that portion extending from the boundary of the Premises to the Demarcation Point shall be considered Facility Pipeline. The Facility Pipelines do not include the Refinery Facilities.
“Force Majeure” has the meaning set forth in Section 19.8.
“General Partner” means Valero Energy Partners GP LLC, a Delaware limited liability company.
“Governmental Authority” means any federal, state, tribal, foreign or local governmental entity, authority, department, court or agency, including any political subdivision thereof, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, and including any arbitrating body, commission or quasi-governmental authority or self-regulating organization of competent authority exercising or enlisted to exercise similar power or authority.
“Hazardous Substance” means (i) any substance, whether solid, liquid, gaseous, semi-solid, or any combination thereof, that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Law, including any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and including asbestos and lead-containing paints or coatings and (ii) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.
“Improvements” and “Material Improvements” have the meanings set forth in Section 7.1.
“Initial Term” has the meaning set forth in Section 3.1.
“Interest Rate” means an annual rate (based on a 360-day year) equal to the lesser of (i) two percent (2%) over the prime rate as published under “Money Rates” in the Wall Street Journal in effect at the close of the Business Day on which payment was due and (ii) the maximum rate permitted by Applicable Law.
“Lessee Indemnified Party(ies)” means Lessee and all other members of the Partnership Group and their respective officers, directors, shareholders, unitholders, members, managers, employees, agents, representatives, successors and assigns.
“Lessee Responsible Parties” has the meaning set forth in Section 10.1.

“Lessor Indemnified Party(ies)” means Lessor and its ultimate parent company and their Affiliates (other than members of the Partnership Group) and their respective officers, directors, shareholders, unitholders, members, managers, employees, agents, representatives, successors and assigns.
“Lessor Services” has the meaning set forth in Section 5.1.
“Losses” means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including court costs and reasonable attorney’s and expert’s fees) of any and every kind or character, known or unknown, fixed or contingent.
“Mortgage” has the meaning set forth in Section 19.2.
“Mortgagor” has the meaning set forth in Section 19.3.
“Omnibus Agreement” means that certain Amended and Restated Omnibus Agreement dated July 1, 2014, by and among the parties thereto, as the same has been amended by that certain Amendment and Restatement of Schedules to Amended and Restated Omnibus Agreement dated as of the Effective Date, and as the same may be further amended and supplemented from time to time.
“Partnership” means Valero Energy Partners LP, a Delaware limited partnership.
“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 16, 2013, as the same may be amended from time to time.
“Partnership Change in Control” means Valero ceases to Control the general partner of the Partnership.
“Partnership Group” has the meaning ascribed to such term in the Partnership Agreement.
“Permitted Exceptions” has the meaning set forth in Section 2.3.
“Permitted Transferee” has the meaning set forth in Section 17.3.
“Permitted Use” has the meaning set forth in Section 6.1.
“Permits” means all permits, licenses, franchises, authorities, consents, and approvals, as necessary under applicable Environmental Laws for operating the Tank Farm Assets and/or the Premises.
“Person” means any individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

“Premises” means those tracts or parcels of land located in Meraux, Louisiana on which the Tank Farm Assets are situated as depicted by the cross-hatched areas identified on Exhibit C attached hereto and made a part hereof for all purposes. The Premises is shown on Exhibit C as two (2) separate depictions with each including a cross reference to the Refinery Site parcel or tract upon which the Premises is located. For avoidance of doubt, the Premises is intended to include all of the land underlying the Tanks and those portions adjacent to the Tanks that are necessary for the use and operation of the Tank Farm Assets and the Improvements, including where applicable, the dike walls or other containment areas surrounding the Tanks. The Premises do not include the Refinery Facilities and any roads, drives or other ingress and egress areas located within the boundaries of the Premises (it being understood that Lessee shall have a non-exclusive right to use such roads, drives or other ingress and egress areas pursuant to Section 2.2 hereof).
“Refinery” means the crude oil refinery and related facilities (commonly known as the “Valero Meraux Refinery”) owned and operated by Lessor in Meraux, Louisiana at the Refinery Site.
“Refinery Facilities” means those assets and facilities of Lessor or third parties that may be located on the Premises but are used in connection with the operation of the Refinery (as opposed to the delivery, storage and redelivery of crude oil, feedstocks and products to the Tanks) or are necessary in order for Lessor to provide the Lessor Services, including without limitation any (i) water lines water tanks and fire water systems; (ii) waste water facilities; (iii) control or maintenance buildings; (iv) Charge Pumps; (v) pressurized tanks (bullets and spheres); (vi) Refinery Pipelines; (vii) pipe racks that are not wholly located within the Premises; (viii) tanks not in hydrocarbon service; and (ix) electrical and IT/controls infrastructure.
“Refinery Pipelines” means (i) any crude oil, intermediates or refined products pipeline or portion thereof that runs between a Demarcation Point and a point off the Premises for the purpose of delivering crude oil, intermediates and products into the Tanks or receiving crude oil, intermediates and products from the Tanks; and (ii) any crude oil, intermediates or refined products pipeline, or portion thereof, that runs between a Demarcation Point and a point off the Premises for the purpose of delivering crude oil, intermediates and refined products to the Refinery process units or receiving crude oil, intermediates and refined products from the Refinery process units.
“Refinery Site” means those tracts or parcels of land located in Meraux, Louisiana where the Premises are located as more particularly described on Exhibit B attached hereto and made a part hereof for all purposes, or which may be acquired by Lessor after the date hereof for which access thereto is necessary for the use and operation of the Tank Farm Assets or the Improvements, together with any other tracts or parcels of land adjacent thereto and any common areas, parking areas and driveways for vehicular and pedestrian ingress/egress related thereto to the extent owned or controlled by Lessor and, for which access is necessary for the use and operation of the Tank Farm Assets or the Improvements.
“Refinery Site-Wide Permits” means those Permits under which Lessor, immediately prior to the Commencement Date, operated the Refinery and the Tank Farm Assets.

“Release” means any spilling, leaking, seeping, pumping, pouring, emitting, emptying, injecting, discharging, escaping, leaching, dumping, disposing or releasing of any Hazardous Substances into the environment (including the air, soil, surface water, or groundwater) of any kind whatsoever, but not any offsite disposal or treatment in accordance with Environmental Law.
“Removal Date” has the meaning set forth in Section 15.2.
“Renewal Term” has the meaning set forth in Section 3.1.
“Rent” has the meaning set forth in Section 4.1.
“Shared Access Facilities” has the meaning set forth in Section 2.2.
“Tanks” means the crude oil, refined products and intermediates storage tanks identified on Exhibit A attached hereto and incorporated herein for all purposes. For further identification the Tanks have been cross-hatched on the depiction of the Premises set forth on Exhibit C.
“Tank Farm Assets” means the Tanks, together with (i) tank valves, tank gauges, booster pumps, transfer pumps, meters, vapor control equipment, recorders, fittings, pressure and temperature equipment, cathodic protection equipment, leak detection equipment, improvements and other equipment, all of which are located on the Premises and used in connection with the operation of the Tanks and (ii) the Facility Pipelines.
“Tax Reimbursement” has the meaning set forth in Section 9.2.
“Taxes” means all federal, state and local real and personal property ad valorem taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, including but not limited to assessments for public improvements or benefits assessed against the Premises or Tank Farm Assets or the use or operation thereof during the Term, including, but not limited to, any federal state or local income, gross receipts, withholding, franchise, excise, sales, use, value added, recording, transfer or stamp tax, levy, duty, charge or withholding of any kind imposed or assessed by any Governmental Authority, together with any addition to tax, penalty, fine or interest thereon. The term “Taxes” does not, however, include federal or state income taxes or franchise taxes imposed on Lessor.
“Term” has the meaning set forth in Section 3.1.
“Third Party Maintenance Contracts” has the meaning set forth in Section 5.5.
“Valero” means Valero Energy Corporation.
1.2    References. As used in this Lease, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Lease, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Lease), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Lease; (e) reference to any Section means such Section of this Lease, and references in any Section or definition to any clause means such clause of such Section or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Lease as a whole and not to any particular Section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (h) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”
ARTICLE 2
DEMISE OF PREMISES
2.1    Demise of Premises. Lessor, in consideration of the Rent to be paid and of the covenants and agreements in this Lease to be performed by Lessee, does hereby lease and demise to Lessee and Lessee hereby leases, the Premises, upon and subject to the terms, covenants and conditions set forth in this Lease.
2.2    Shared Access Facilities. During the Term, Lessor hereby grants to Lessee and its respective Affiliates, agents, employees and contractors, for no additional consideration, an irrevocable, non-exclusive right of access to and use of those portions of the Refinery Site that are reasonably necessary for access to and/or the use, operation, maintenance, replacement, inspection, protection, repair and removal of the Tank Farm Assets and Improvements by Lessee, all so long as such access and use by any of the Lessee Responsible Parties does not unreasonably interfere in any material respect with Lessor’s operations at the Refinery Site and materially complies with Lessor’s rules, norms and procedures governing safety and security at the Refinery Site. Such access rights in favor of Lessee shall include, but not be limited to the right to use roads within the Refinery Site that provide Lessee access, ingress and egress to the Tank Farm Assets and Improvements and the right to use the Refinery Pipelines, docks, and pumps (and associated utilities) for the movement of crude oil, intermediates and refined products in and out of the Tank Farm Assets, whether or not such Refinery Pipelines are wholly-located on the Refinery Site. Lessor shall not unreasonably interfere with such access and use rights. The facilities from time to time on the Refinery Site that are subject to the access and use rights provided under this Section 2.2 are referred to herein as the “Shared Access Facilities”.
2.3    “Subject to” Restrictions, Etc.; Reservations. This Lease is expressly granted by Lessor and accepted by Lessee subject to all applicable building, zoning and other ordinances and governmental requirements affecting the Premises and to all restrictions, covenants, encumbrances, rights-of-ways, easements, exceptions, reservations and other matters of record encumbering or affecting the Premises. Furthermore, subject to the rights of Lessee hereunder, Lessor reserves the right to grant any, easements, licenses, and other similar agreements affecting the Premises, including, without limitation, utility and pipeline easements, provided that such easements and licenses shall be located in a manner that minimizes interference with the operations of Lessee at the Premises and does not increase any operational cost or risk to Lessee, while also minimizing construction and operational costs and risks for Lessor. The matters referenced in this Section 2.3 are the “Permitted Exceptions”.

2.4    Acceptance of Premises. Lessee acknowledges that it is familiar with the Premises and its condition. Lessee accepts the Premises in its “AS-IS,” “WITH ALL FAULTS” physical condition as of the Commencement Date, subject to the terms and conditions of this Lease. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, AND INCLUDING WITHOUT LIMITATION, (A) THE CONDITION OR SUFFICIENCY OF THE PREMISES FOR LESSEE’S INTENDED USE; (B) THE CONDITION OR ZONING STATUS OF THE PREMISES, OR ANY OTHER FACT OR MATTER RELATING THERETO; OR (C) WHETHER ANY OF THE PREMISES CONTAINS ANY SUBSTANCE OR MATERIAL WHICH IS OR MAY BE IN VIOLATION OF ANY ENVIRONMENTAL LAW. Lessee acknowledges that, except as may be otherwise expressly provided herein, in no event shall Lessor have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that the Premises was in good condition at the time possession was taken.
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Lessor        Lessee

ARTICLE 3
TERM
3.1    Term.    The initial term of this Lease (the “Initial Term”) shall be for 10 years commencing on September 1, 2016 (the “Commencement Date”). Following the Initial Term the Term of this Lease shall automatically renew for four successive five-year periods (each a “Renewal Term”). Lessee may terminate this Lease at the end of the Initial Term or any subsequent Renewal Term by delivering written notice to Lessor, on or before 180 days prior to the end of any such period, that Lessee has elected to terminate this Lease. The Initial Term together with any applicable Renewal Terms shall be referred to herein as the “Term”. In addition, at Lessee's option, Lessee may terminate this Lease, by providing written notice to Lessor on or before 180 days prior to the desired termination date, if Lessee ceases to operate the Tanks, or ceases its business operations. In the event of such termination prior to the end of the Term, Lessor shall retain one half of the remaining Rent (as defined below) for the current 12-month rental period as set forth in Section 4.1 below as its sole and exclusive remedy for such early termination and shall refund to Lessee the remaining Rent. In the event the aforesaid Commencement Date shall occur on a date other than the first day of the calendar month, then the Term of this Lease shall be for the number of full lease years plus the number of days remaining in the month in which the Term commences.
ARTICLE 4
RENT
4.1    Rent. Lessee shall pay to Lessor annual rent (“Rent”) in the initial amount of $536,004 per year, payable in equal monthly installments on or before the last day of each month in the amount of $44,667. If any installment of Rent falls due on a day that is not a Business Day, then such installment shall be due and payable on the next day that is a Business Day. Rent for any partial lease year and/or month at the beginning and/or end of the Term shall be prorated based on the number of days during such lease year and/or month that this Lease was in effect.
4.2    Accrual and Payment of Rent. All Rent shall be payable in immediately available funds to an account specified in writing by Lessor from time to time, or at Lessor’s address set forth in Section 19.5 (or at such place or places as Lessor may from time to time direct), free from all claims, demands, set offs, or counterclaims against Lessor of any kind or character. Any delinquent payment (that is, any payment not made within five calendar days after the due date) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Interest Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum rate permitted by Applicable Law.
4.3    Escalation. On July 1, 2017, and on July 1st of each year thereafter during the Term, Lessor shall adjust Rent by multiplying Rent by an amount equal to a maximum of (a) 1.0 plus (b) a fraction, of which (i) the numerator is the positive change, if any, in the Consumer Price Index – All Urban Consumers (Series ID CUUR0300SA0) (such index, the “CPI”) during the 12-month period ending March 31st of such year, as reported during the month of April of such year and (ii) the denominator is the CPI as of the first day of such 12-month period, provided that if, with respect to any such 12-month period, the CPI has decreased during such 12-month period, Company may increase fees on the following July 1 only to the extent that the percentage change in the CPI since the most recent previous such increase in fees is greater than the aggregate amount of the cumulative decreases in the CPI during the intervening period or periods.
4.4    Independent Covenant. The obligation of Lessee to pay Rent is an independent covenant, and no act or circumstances whatsoever, whether such act or circumstances constitutes a breach of a covenant by Lessor or not, shall release Lessee of the obligation to pay Rent.
4.5    Rental. Wherever the term “Rental” or “Rent” is used under the terms of this Lease it shall be deemed to refer to the Rent as well as any additional rental due hereunder unless the context specifically states otherwise.
ARTICLE 5
ADDITIONAL LESSOR OBLIGATIONS
5.1    Provision of Lessor Services. During the Term of this Lease, in consideration of the Rent, Lessor shall make available and provide to Lessee, in accordance with the terms and conditions of this Lease, shared use of certain services, utilities, materials and facilities as more fully described on Exhibit D (the “Lessor Services”), located or utilized at the Refinery that are necessary to operate and maintain the Tank Farm Assets as currently operated and maintained.
5.2    Adjustment to Rent for Lessor Services. If the actual cost to Lessor of providing any Lessor Services or any additional Lessor Services exceeds the amount allocated therefor in the Rent (taking into account any increases in Rent pursuant to Section 4.3), Lessor may increase the Rent by an amount equal to such increase. Lessor shall provide Lessee reasonable supporting documentation for any such increase, and if Lessee objects to the amount of any such increase Lessor and Lessee will negotiate in good faith to resolve such dispute. Prior to resolution of any such dispute, Lessee shall continue to pay the Rent prevailing prior to Lessor’s requested adjustment, with a true-up payment to be made by Lessee promptly upon resolution of the dispute (assuming that the parties agree to an increase in Rent).
5.3    Increased Quantities and Additional Lessor Services:

(a)
If subsequent to the date hereof increased quantities of any Lessor Services are reasonably required by Lessee in connection with its ownership, operation or maintenance of the Tank Farm Assets or any improvements or additions thereto, Lessor shall use commercially reasonable efforts to provide such increased quantities of such Lessor Services on the same terms and conditions set forth in Exhibit D, so long as the provision of such increased quantities does not interfere in any material respect with Lessor’s operations at the Refinery Site or require Lessor to make a capital improvement in order to provide such increased Lessor Services. If the provision by Lessor of increased quantities of any Lessor Services as requested by Lessee would require Lessor to make such a capital improvement, then Lessee may submit a request to Lessor. If increased quantities of any Lessor Services is requested by Lessee, and provided by Lessor, the Rent may be increased in accordance with Section 5.2 hereof. Notwithstanding anything to the contrary herein, in the event that (i) Lessee uses the Tank Farm Assets to provide services to third parties; (ii) Lessee’s provision of such third-party services results in a material increase of any Lessor Services required by Lessor Services; and (iii) provision of such Lessor Services is available to Lessee from third-party vendors on commercially reasonable terms, then Lessor may decline to provide such increased and additional Lessor Services.

(b)
If subsequent to the date hereof Lessor Services not specifically described herein, but which are being produced or utilized by Lessor or its Affiliates in the normal course of their operations at the Refinery Site, are or become reasonably necessary to operate or maintain the Tank Farm Assets and any Improvements, Lessor shall use commercially reasonable efforts to provide such Lessor Services on terms and conditions consistent with the provision of the existing Lessor Services by Lessor. The Rent with respect to such additional Lessor Services may be increased in accordance with Section 5.2 hereof.

5.4    Disclaimers.

(a)
FAILURE TO ANY EXTENT TO MAKE AVAILABLE, OR ANY SLOW-DOWN, STOPPAGE OR INTERRUPTION OF ANY LESSOR SERVICES DESCRIBED IN THIS ARTICLE 5 RESULTING FROM ANY CAUSE WHATSOEVER (OTHER THAN LESSOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) SHALL NOT RENDER LESSOR LIABLE IN ANY RESPECT FOR DAMAGES, NOR BE CONSTRUED AS AN EVICTION OF LESSEE

(ACTUAL OR CONSTRUCTIVE) NOR RELIEVE LESSEE FROM FULFILLMENT OF ANY COVENANT OR AGREEMENT HEREOF. NEITHER LESSOR NOR ANY OF ITS LESSOR INDEMNIFIED PARTIES SHALL BE LIABLE TO LESSEE OR ANY OF THE LESSEE INDEMNIFIED PARTIES FOR ANY LOSSES ARISING OUT OF THE PROVISION AND DELIVERY OF (OR FAILURE TO PROVIDE AND DELIVER) ANY LESSOR SERVICES, AND LESSEE HEREBY RELEASES THE LESSOR INDEMNIFIED PARTIES FROM ALL SUCH LOSSES.

(b)
LESSEE ASSUMES ALL RISKS AND LIABILITIES IN CONNECTION WITH ITS USE OF ANY LESSOR SERVICES PROVIDED BY LESSOR PURSUANT TO THE TERMS OF THIS LEASE OTHER THAN TO THE EXTENT ARISING FROM LESSOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. LESSEE HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE LESSOR SERVICES SO PROVIDED INCLUDING WITHOUT LIMITATION (I) THE NATURE, QUALITY, CHARACTER OR SUFFICIENCY OF FACILITIES AND EQUIPMENT UTILIZED TO SUPPLY THE LESSOR SERVICES TO LESSEE; (II) THE CONDITION OF THE LESSOR SERVICES; (III) ANY SPECIFIC PRESSURE OR VOLUME OF FIREWATER, IT BEING UNDERSTOOD THAT NO SUCH GUARANTEE IS PROVIDED BY LESSOR, AND THAT THERE MAY BE TIMES WHEN THE FIREWATER SERVICE TO EITHER OR BOTH THE TANKS AND THE REFINERY IS INTERRUPTED OR UNAVAILABLE; (IV) THE COMPLIANCE OF OR BY THE LESSOR SERVICES WITH ANY APPLICABLE LAWS; (V) THE MERCHANTABILITY, OR FITNESS OF THE LESSOR SERVICES FOR A PARTICULAR PURPOSE; OR (VI) ANY OTHER MATTER WITH RESPECT TO THE LESSOR SERVICES OR THEIR RESPECTIVE DELIVERY FACILITIES (COLLECTIVELY THE “DISCLAIMED MATTERS”). LESSEE HEREBY WAIVES ANY SUCH DISCLAIMED MATTERS. FURTHER, LESSOR MAKES NO WARRANTY OR REPRESENTATION THAT THE LESSOR SERVICES CONFORM TO LESSEE’S SPECIFICATIONS OR ANY LEGAL OR INDUSTRY STANDARDS.

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Lessor        Lessee

5.5    Third Party Maintenance Providers. Lessor and its Affiliates have contracts with third-party service providers with respect to the maintenance and inspection of certain Refinery Facilities and Shared Access Facilities which contracts have historically related in part to the Tank Farm Assets (the “Third Party Maintenance Contracts”). With respect to those Third Party Maintenance Contracts that have not been assigned to Lessee or its Affiliates or that Lessee or its Affiliates are not a party to, (i) Lessor or its Affiliates shall cause such third-party service providers to perform such services under such Third Party Maintenance Contracts as reasonably requested by Lessee or its Affiliates with respect to the Tank Farm Assets and (ii) Lessee and its Affiliates shall be solely responsible for any costs, fees or expenses or any Losses arising from such requests, and shall indemnify and hold harmless Lessor and its Affiliates therefor.
ARTICLE 6
CONDUCT OF BUSINESS
6.1    Use of Premises. Lessee shall have the right to use the Premises for the purpose of operating, maintaining, repairing and replacing the Tank Farm Assets and for any other lawful purpose associated with the operation and ownership of the Tank Farm Assets (the “Permitted Use”). Lessee shall not use the Premises (or permit the Premises to be used by or under Lessee) for any unlawful purpose. Lessee shall not use the Premises in any manner or for any purpose which will cause the forfeiture of or will violate any Applicable Law or in such a manner as to materially threaten or harm Lessor’s interest in the Premises. No activities or operations performed by or on behalf of Lessee under this Lease shall cause any interference with the operations of Lessor at the Refinery.
6.2    Waste. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, ordinary wear and tear or damages to the extent caused by any Lessor Indemnified Party excepted, and subject to the provisions of Article 14.
6.3    Governmental Regulations. Lessee shall, at Lessee’s sole cost and expense, at all times comply with all Applicable Laws (including, without limitation, requirements under Environmental Laws, zoning laws, building and fire codes, and permitting requirements) now in force, or which may hereafter be in force, pertaining to the Premises or the ownership, operation and maintenance of the Tank Farm Assets.
6.4    Refinery Site-Wide Permits. Lessee and Lessor shall use commercially reasonable efforts to cause the applicable Governmental Authorities, to the extent allowed by Applicable Law, to separate the Tank Farm Assets and the Improvements from the coverage of any Refinery Site-Wide Permits following the Commencement Date in order to provide for separate Permits to be held directly by Lessee with respect to the Tank Farm Assets and the Improvements. To the extent that the Tank Farm Assets and the Improvements remain under any Refinery Site-Wide Permits or other Permits held directly by Lessor, Lessor agrees to allow (to the extent allowed by Applicable Law) such Tank Farm Assets and the Improvements to continue coverage under such Permits.
ARTICLE 7
ALTERATIONS, IMPROVEMENTS AND MAINTENANCE
7.1    Improvements. Lessee may make any alterations, additions, improvements or other changes to the Tank Farm Assets as may be necessary or useful in connection with the Permitted Use in Lessee’s reasonable discretion (collectively, the “Improvements”), without the prior written consent of Lessor, provided Lessee complies with the requirements of this Lease (including, without limitation, Section 6.3 and this Article 7) with respect thereto. If such Improvements require alterations, additions or improvements to the Premises or any of the Shared Access Facilities, Lessee

shall notify Lessor in writing in advance and the parties shall negotiate in good faith any increase to the rental paid by Lessee or otherwise provide for reimbursement of any material increase in cost (if any) to Lessor that result from any modifications to the Premises or the Shared Access Facilities necessary to accommodate the Improvements, or as otherwise mutually agreed by the parties. Notwithstanding the foregoing or any other provision to the contrary contained herein, if there is a Partnership Change in Control, then Lessee shall not be permitted to make any Material Improvements (as defined below), without the prior written consent of Lessor, which may not be unreasonably withheld, conditioned or delayed; provided that Lessor’s consent shall not be required hereunder if the Improvements (i) are required by Applicable Law; (ii) are pursuant to Section 14.2 below; or (iii) do not interfere in any material respect with the operations of the Refinery and do not materially increase any of Lessor’s obligations or liabilities under this Lease or any other related agreement. If the Material Improvements cause such interference or materially increase Lessor’s obligations or liabilities under this Lease or any other related agreement, Lessee agrees to indemnify, defend and hold harmless the Lessor Indemnified Parties from and against any Losses resulting from such interference or the increase in Lessor’s obligations or liabilities under this Lease or any other related agreement. For purposes of this paragraph, the term “Material Improvements” means any Improvements which cost in excess of $15,000,000. If Lessor’s consent is required hereunder, Lessor shall provide written notice to Lessee of Lessor’s acceptance or rejection of any proposed construction or material alteration within thirty (30) days after Lessor’s receipt of the written request for such consent and adequate written explanation and supporting written information respecting the proposed construction or material alteration. In no way shall Lessee act or represent to any contractor, subcontractor, materialman, supplier or laborer that it is acting on behalf of or as agent of Lessor with regard to any construction, maintenance, repair or other work whatsoever on or about the Premises.
7.2    Maintenance by Lessee. Except as otherwise expressly provided below in Article 14, Lessee shall at its sole cost, risk and expense at all times keep the Premises, the Tank Farm Assets and the Improvements in good order and repair and make all necessary repairs thereto, structural and nonstructural, ordinary and extraordinary, and unforeseen and foreseen (ordinary wear and tear excepted). When used in this Section 7.2, the term “repairs” shall include all necessary replacements, renewal, alterations and additions. All repairs made by Lessee shall be at least equal in quality and class to the original work. Lessor may (but shall not be obligated to) perform any repairs if Lessee fails to do so (following Lessor’s notice to Lessee and Lessee’s opportunity to cure such failure pursuant to Section 13.1(b) hereof, except in the event of an emergency situation), in which event Lessee shall reimburse Lessor for all reasonable costs and expenses incurred by Lessor in connection therewith.
7.3    Requirements for all Construction. In connection with any construction, alteration, repair, maintenance, or other similar work at or about the Premises done by or under Lessee, including any Improvements: (i) all work shall be performed in a good and workmanlike manner, and shall comply with all Applicable Laws; (ii) for construction or alterations requiring Lessor’s consent as described above, all construction and material alteration work shall be performed in accordance with plans and specifications previously approved by Lessor, which approval shall not be unreasonably withheld, conditioned, or delayed (provided that such plans and specifications shall be provided to Lessor in advance for Lessor’s review even if Lessor’s approval is not required under this Lease); and (iii) Lessee shall not permit any mechanics’, materialman’s or other liens to be filed or recorded against the Premises for any work or materials performed for or provided to Lessee (other than a notice of commencement or similar notice of the commencement of statutory lien rights which is not a claim or notice of a failure to pay, and except for liens being contested in good faith by Lessee that Lessee has bonded over or otherwise taken appropriate steps to ensure cannot be foreclosed or otherwise enforced). Without limiting the foregoing, Lessee agrees to indemnify and hold harmless Lessor and the Premises from and against all claims, liens and demands (including, without limitation, mechanic’s and materialman’s liens) by or on behalf of any party, arising from the use, occupancy, conduct or management of or from any work or thing whatsoever done in, on or about the Premises by Lessee or any party acting under Lessee (other than any Lessor Indemnified Party).
7.4    Liability Disclaimer. No review or approval of plans, specifications or other information or documentation by Lessor shall constitute a representation or warranty by Lessor that such plans, specifications or other information or documentation satisfy any applicable laws or other requirements or will provide for a safe operation, and no such review or approval shall make Lessor otherwise liable with respect thereto. Lessee shall be solely responsible for determining whether its plans, specifications, construction and maintenance meet its needs, satisfy applicable laws and other requirements and will provide for a safe operation.
ARTICLE 8
ACCESS; RELOCATION
8.1    Lessor’s Access. Lessor hereby retains for itself and its Affiliates, agents, employees and contractors, the right of access to all of the Premises, the Tank Farm Assets and the Improvements (i) to determine whether the conditions and covenants contained in this Lease are being kept and performed; (ii) to comply with Environmental Laws; (iii) to inspect, maintain, repair, improve, replace and operate the Refinery Facilities or the Shared Access Facilities and any assets of Lessor located on the Premises or to install or construct any structures or equipment necessary for the maintenance, operation or improvement of any such assets or the installation, construction or maintenance of any connection facilities; (iv) if reasonably necessary for access to an/or the operation, maintenance, replacement, inspection, protection, repair and removal of any of Lessor’s assets; and/or (v) to show the Premises to prospective lenders or purchasers, provided, however, that Lessor’s entry upon, inspection of and/or access to the Premises shall not unreasonably interfere in any material respect with Lessee’s operation of the Premises and complies with Lessee’s reasonable safety requirements.
8.2    Relocation of Tank Farm Assets. Lessor shall have the right to move Lessor’s assets located on the Refinery Site, so long as it is not reasonably foreseeable that such relocation will adversely affect Lessee’s business operations on the Premises and the operation of the Tank Farm Assets or Improvements. If such relocation of Lessor’s assets requires relocation of any of the Tank Farm Assets or Improvements, then such relocation of the Tank Farm Assets or Improvements shall be at Lessor’s sole cost and expense.

ARTICLE 9
TAXES, ASSESSMENTS
9.1    Lessee’s Obligation for Taxes on the Tank Farm Assets. Lessee shall pay and discharge, prior to delinquency all Taxes which are levied or assessed, and/or which become payable during the Term upon all or any part of the Tank Farm Assets and the Improvements or Lessee’s use or operation of the Tank Farm Assets and the Improvements. Upon written request by Lessor, Lessee shall provide Lessor evidence that Lessee has paid all Taxes within thirty (30) days thereafter. In the event Lessee fails to pay any such taxes before the final due date for those sums, Lessor may pay those sums to the taxing authority and any amounts paid by Lessor shall bear interest at the Interest Rate from the date paid by Lessor until repaid by Lessee.
9.2    Lessee’s Obligation for Taxes on the Premises. Lessor and Lessee shall use commercially reasonable efforts to cause the Premises to be separately assessed for purposes of Taxes as soon as reasonably practicable following the Commencement Date (to the extent allowed by Applicable Law). During the Term, Lessee shall pay all Taxes assessed directly against the Premises directly to the applicable taxing authority prior to delinquency and shall promptly thereafter provide Lessor with evidence of such payment. In the event Lessor and Lessee are unable to cause the Premises to be separately assessed as provided above, Lessee shall pay or reimburse Lessor, upon request, for any such Taxes paid by Lessor to the applicable taxing authorities (the “Tax Reimbursement”). The Tax Reimbursement shall be equal to the total portion of such Taxes attributable to the Premises, as determined in the reasonable discretion of Lessor, provided however, if the Premises are not rendered as a separate tax parcel the Tax Reimbursement as to the Premises shall equal the product of the total portion of Taxes relating to the combined land area of the Refinery and the Premises multiplied by a fraction, the numerator of which is the actual number of square feet of the Premises and the denominator of which is the total number of square feet of the combined land area of the Refinery and the Premises at the time of the assessment. The certificate issued or given by the appropriate officials authorized or designated by applicable Law to issue or give the same or to receive payment of such Taxes shall be prima facie evidence of the existence, payment, nonpayment and amount of such Taxes. Lessee may contest the validity or amount of any such Taxes or the valuation of the Premises, at Lessee’s sole cost and expense, by appropriate proceedings, diligently conducted in good faith in accordance with applicable Law. If Lessee contests such items, then Lessor shall cooperate with Lessee in any such contesting of the validity or amount of any such Taxes or the valuation of the Premises. Taxes for the first and last years of the Term shall be prorated between the parties based on the portions of such years that are coincident with the applicable tax years and for which each applicable party is responsible
ARTICLE 10
ENVIRONMENTAL
10.1    Compliance. During the Term, Lessee shall comply with Environmental Laws applicable to its operations and business at or on the Premises which compliance shall include handling, storing, and disposing of all substances at, in or on the Premises in compliance with all applicable Environmental Laws and satisfying any and all environmental enforcement, permitting, notifications or reporting requirements directly arising out of Lessee’s use of the Premises, as required by Applicable Law. Without limiting the foregoing, Lessee shall not (i) use or knowingly permit the use by or under Lessee or any vendors, equipment lessors, invitees, licensees, carriers, contractors or subcontractors of any tier of any of the Lessee Indemnified Parties (collectively, the “Lessee Responsible Parties”) of the Premises for the on-site disposal of Hazardous Substances or any other activities in violation of Environmental Laws or (ii) Release, or knowingly allow the Release by or under Lessee or any Lessee Responsible Parties, of any Hazardous Substances onto the Premises or adjacent lands or waters in violation of or at concentrations that exceed those allowed by Environmental Laws.
10.2    Hazardous Substances. Lessee may not store any types or quantities of Hazardous Substances on the Premises except for petroleum products used, stored and handled in connection with the operation of the Tank Farm Assets in accordance with the Permitted Use and de minimis quantities of other Hazardous Substances, provided that such Hazardous Substances are used, stored, and otherwise handled in compliance with applicable Environmental Laws.
10.3    Notices.

(a)	Lessee shall provide Lessor with material safety data sheets on all Hazardous Substances brought onto the Premises or stored in the Tanks.

(b)
Except with respect to those Hazardous Substances used, stored and otherwise handled by Lessee in conjunction with the operation of the Tank Farm Assets in accordance with the Permitted Use and used, stored, and otherwise handled in compliance with applicable Environmental Laws (Lessor hereby acknowledging that certain Hazardous Substances will be used, handled and stored in the ordinary course of operations), Lessee shall notify Lessor promptly upon the discovery by Lessee of any Hazardous Substances at, on or in the Premises, at concentrations exceeding those allowed by Environmental Laws or upon receipt of written communication from any governmental agency concerning the actual or alleged violation of an applicable Environmental Law in any way related to the Premises. Lessee shall provide notice to Lessor of any suit filed against Lessee or with respect to the Premises by any non-governmental third party alleging violations of applicable Environmental Law by Lessee (or anyone acting on behalf of Lessee) at the Premises.

(c)
Lessor shall promptly notify Lessee of any Release of Hazardous Substances at or associated with Lessor’s refinery process to the extent adversely affecting the Premises or that could present an unreasonable risk to Lessee’s employees.

10.4    Lessee Indemnity. Except to the extent otherwise provided in the Omnibus Agreement or the Contribution Agreement (which shall govern and control in the event of any conflict with this Section 10.4), Lessee shall indemnify, defend and hold harmless the Lessor Indemnified Parties from and against all Losses suffered or incurred by any of the Lessor Indemnified Parties, directly or indirectly, including as a result of any claim by a third party, by reason of or arising out of:

(a)	Lessee’s failure or alleged failure to comply with Environmental Laws or its obligations under Article 10 hereof;

(b)	any violation of Environmental Laws resulting or arising from Lessee’s occupancy of the Premises on or after the Commencement Date; or

(c)
any environmental remediation or corrective action that is required by Environmental Law, to the extent resulting or arising from a Release on, under, about or migrating to or from the Premises occurring on or after the Commencement Date: including (i) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, risk-based closure activities, or other corrective action required or necessary under Environmental Laws, and (ii) the cost and expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws (“Environmental Cleanup”).

ARTICLE 11
INSURANCE
11.1    Lessee agrees to maintain during the Term hereof (i) all risk property insurance with respect to the Tank Farm Assets and all improvements, equipment and other personal property (for the full replacement value thereof) owned by Lessee or used by Lessee on the Premises; (ii) commercial general liability insurance covering injury or death to persons or damage to property in an amount of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence including, but not limited to, the following coverages: Contractual Liability, Products and Completed operations, Coverage for explosion, collapse and underground hazards, and sudden and accidental pollution liability; (iii) Automobile bodily injury and property damage liability insurance, including but not limited to insurance for pollution-related events, which extends to owned, if any, non-owned, and hired automobiles used by Lessee in connection with its operations, the limits of which liability of such insurance shall not be less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit for bodily injury and property damage combined per accident; (iv) Workers’ Compensation Insurance for statutory limits and employer’s liability coverage in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) or as required by applicable law; and (v) excess liability/umbrella coverage in excess of underlying coverages in a limit not less than Fifteen Million and 00/100 Dollars ($15,000,000.00) any one occurrence and in the aggregate.
11.2    All such policies, except for Workers’ Compensation, shall name Lessor and its ultimate parent, Valero and its respective subsidiaries and Affiliates as additional insureds to the fullest extent permitted by applicable Law, such that the breadth of coverage afforded such additional insureds under the policies is at least as broad as that afforded the primary insured under such policies, and in all events such that the policies will respond to losses arising out of any act, omission, failure to act or negligence on the part of any such additional insured relating to the performance of Lessee’s obligations under this Lease, including losses associated with completed operations. All such policies shall also include a provision making them primary over (and not secondary to or contributory with) any insurance carried by Lessor or any other additional insured added pursuant to this Lease. With respect to all policies, Lessee shall waive, and does waive, all rights of subrogation as against the Lessor Indemnified Parties and the Lessee Indemnified Parties. There shall be no gap in the dollar value of the additional insureds’ coverage under the above policies from the policies’

deductible amounts up to the full limits of the policies. Contemporaneously with its execution of this Lease and on each yearly anniversary thereafter, Lessee shall furnish certificates of insurance evidencing that such insurance is in effect, and that the required waivers of subrogation and additional insured endorsements have been provided, and containing the unequivocal agreement on the part of the insurer to notify Lessor of any cancellation or material change in coverage at least 30 days before the effective date of such cancellation or change. The insurance coverage required hereunder shall operate independent and apart from any of Lessee’s indemnity obligations hereunder and shall in no way serve to waive or limit any such obligations.
ARTICLE 12
INDEMNITY
12.1    Indemnification by Lessee. Except in respect of Losses related to environmental matters, which are exclusively addressed in Article 10 hereof, and except to the extent otherwise provided in the Omnibus Agreement, Lessee agrees to indemnify, defend and hold harmless the Lessor Indemnified Parties from and against any and all Losses which may be imposed on, incurred by or asserted against the Lessor Indemnified Parties, in any way and to the extent relating to or arising out of (i) actions taken or omissions any of the Lessee Indemnified Parties or any Lessee Responsible Parties in connection with the ownership, use or operation of the Tank Farm Assets, the Improvements and/or the Premises or any accident or occurrence in connection therewith, (ii) any failure to perform any covenant or agreement made or undertaken by Lessee in this Lease, (iii) the use and/or occupation of the Premises, by Lessee and any of the Lessee Responsible Parties and/or (iv) any injury or damage to any person or property, occurring in or about the Premises; provided, however, that Lessee shall not be required to indemnify the Lessor Indemnified Parties for any Losses under clauses (i), (ii), (iii) or (iv), to the extent resulting from or arising out of the sole or gross negligence or willful misconduct of any of the Lessor Indemnified Parties. IT IS INTENDED THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE FOREGOING INDEMNIFICATION SHALL OPERATE TO PROTECT THE LESSOR INDEMNIFIED PARTIES AGAINST EVEN THOSE LOSSES THAT ARE CAUSED OR ALLEGEDLY CAUSED, IN WHOLE OR IN PART, BY THE SOLE, PARTIAL, JOINT, JOINT AND SEVERAL, SOLIDARY, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE) OF ANY OF THE LESSOR INDEMNIFIED PARTIES, OR FOR WHICH ANY OF THE LESSOR INDEMNIFIED PARTIES MAY BE LIABLE UNDER ANY SO-CALLED “STRICT LIABILITY” LAW OR ANY OTHER APPLICABLE LAW OR LEGAL THEORY IMPOSING LIABILITY ON A PERSON WITHOUT REGARD TO SUCH PERSON’S ACTUAL DEGREE OF FAULT OR NEGLIGENCE.
12.2    Indemnification by Lessor. Except to the extent otherwise provided in the Omnibus Agreement (which shall govern and control in the event of any conflict with this Section 12.2), and except with respect to Losses related to environmental matters, which are exclusively addressed in Article 10 hereof, Lessor agrees to indemnify, defend and hold harmless the Lessee Indemnified Parties from and against any Losses which may be imposed on, incurred by or asserted against the Lessee Indemnified Parties as a result of, caused by, arising out of, or in any way relating to any injury or damage to any person or property, occurring in or about the Premises as a direct result of the sole negligent act or omission or gross negligence or willful misconduct of any of the Lessor Indemnified Parties.
12.3    Survival. Notwithstanding anything contained in this Lease to the contrary, the provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.
ARTICLE 13
DEFAULTS; REMEDIES; TERMINATION
13.1    Lessee Event of Default. Each of the following events shall be an event of default (“Event of Default”) by Lessee under this Lease:

(a)
Lessee shall fail to make any payment of Rent or any other sums which are payable under this Lease when due, and such failure shall continue for a period of 10 days after receipt of written notice from Lessor of such failure, provided however, Lessor shall only be required to provide notice under this paragraph once during any calendar year;

(b)
Lessee shall fail to comply with any term, provision or covenant of this Lease (other than the preceding subparagraph), and shall not cure, or have commenced to cure and pursue completion of the cure with due diligence, such failure within 30 days after written notice thereof to Lessee; provided however, that if any such default is of a nature that cannot reasonably be cured within 30 days and cure of such default has been commenced in good faith within such 30 day period, the commencement of the cure of such default within such 30 day period and the diligent prosecution to completion of such cure within a reasonable amount of time, but in any event within 120 days after the date Lessor sends the above-described notice, shall be deemed to be a cure of such default for purposes of this paragraph; or

(c)
Lessee or any guarantor or surety of Lessee’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; (iv) abandon the Premises for a period exceeding 180 days; or (v) be dissolved or otherwise fail to maintain its legal existence.

13.2    Lessor’s Remedies.

(a)
Upon the occurrence of any default or Event of Default under this Lease which has not been cured as permitted pursuant to Section 13.1, Lessor shall have the right (without an election of remedies and without in any way limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or Event of Default) to do any one or more of the following: exercise all remedies available at law or equity including, without limitation, the bringing of an action for damages or an injunction on account of such default or Event of Default or for specific performance of this Lease, or:

(1)
With or without terminating this Lease, may take any reasonable action to remedy any failure of Lessee to comply with or perform this Lease, and may enter the Premises as necessary notwithstanding the foregoing notice requirement described in Section 13.1, in the event of an emergency, to provide Lessee with such notice as is reasonable thereof. Lessee shall reimburse Lessor on written demand for all costs so incurred, plus a reasonable charge to compensate Lessor for the additional administrative burden;

(2)
Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon (as applicable) and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, by force if necessary (and Lessee hereby waives any claim for loss or damage by reason of such reentry, repossession, or removal), in which event Lessee shall pay to Lessor upon demand the sum of (A) all Rent and other amounts accrued hereunder to the date of termination; (B) all amounts due under Section 13.2(b) below; and (C) damages in an amount equal to the total Rent that Lessee would have been required to pay for the remainder of the Term discounted to present value at a discount rate reasonably designated by Lessor diminished by any net sums thereafter received by Lessor through reletting the Premises during said period; or

(3)
Terminate Lessee’s right of possession (but not this Lease), enter and repossess the Premises without further demand or notice of any kind to Lessee and without terminating this Lease, and remove all persons or property therefrom using such lawful force as may be necessary (and Lessee hereby waives any claim for loss or damage by reason of such reentry, repossession, or removal), in which event Lessee shall pay to Lessor upon demand (A) all Rent and other amounts accrued hereunder to the date of termination of possession; (B) all amounts due from time to time under Section 13.2(b) below; and (C) all Rent and other sums required hereunder to be paid by Lessee during the remainder of the Term as they become due, diminished by any net sums thereafter received by Lessor through reletting the Premises during said period. Reentry by Lessor in the Premises will not affect the obligations of Lessee hereunder for the unexpired Term. Lessor may bring action against Lessee to collect amounts due by Lessee on one or more occasions, without the necessity of Lessor's waiting until expiration of the Term. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect in writing to terminate this Lease for such previous breach.

(b)
Upon any Event of Default (after the expiration of any applicable notice and cure period), Lessee shall also pay to Lessor all necessary and reasonable costs and expenses incurred by Lessor, including court costs and reasonable attorneys' fees, in (i) retaking or otherwise obtaining possession of the Premises; (ii) removing and storing Lessee's or any other occupant's property; (iii) repairing, restoring, altering, remodeling or otherwise returning the Premises into its original condition (normal wear and tear and casualty excepted); (iv) reletting all or any part of the Premises; (v) paying or performing the underlying obligation which Lessee failed to pay or perform; and (vi) enforcing any of Lessor 's rights or remedies arising as a consequence of the Event of Default.

(c)
Any self-help option granted to Lessor hereunder shall not release Lessee from its obligation to perform the terms, provisions, covenants and conditions set forth in this Lease and required to be performed by Lessee hereunder.

(d)
The rights, remedies and recourses hereunder upon an Event of Default shall be cumulative and no right, remedy or recourse, whether or not exercised, shall be deemed to be in exclusion of any other right, remedy, or recourse.

(e)	As described in Section 4.2 hereof, if Lessee fails to pay any amount due hereunder, as and when due, the amount due and unpaid shall bear interest at the Interest Rate from the date due until paid.
13.3    No Waiver. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Lessor, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Lessor and Lessee. Any law, usage, or custom to the contrary notwithstanding, Lessor shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Lessor at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Lessee and Lessor further agree that forbearance or waiver by Lessor to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Lessor of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Lessor in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Lessor shall not be liable, nor shall Lessee's obligations hereunder be diminished because of, Lessor's failure to relet the Premises or collect rent due in respect of such reletting. Notwithstanding the foregoing, Lessor agrees that it shall use commercially reasonable efforts to mitigate its damages as a result of Lessee’s default under this Lease.
13.4    Lessor Event of Default. If Lessor shall violate, neglect or fail to perform or observe any of the covenants, terms, conditions, agreements, or obligations contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after its receipt of written notice from Lessee specifying such default (provided that if such default is of a nature that cannot reasonably be cured within thirty (30) days, then as long as Lessor commences to cure said default within such thirty (30) day period and thereafter diligently pursues such efforts to completion, but in no event longer than one hundred eighty (180) days after the date Lessee sends the default notice, then Lessor shall be deemed to have cured such default for purposes of this paragraph), Lessee may, at its election (in addition to any other rights or remedies provided Lessee at law, in equity or hereunder), upon further written notice to Lessor: (i) effect such a cure and incur any reasonable expense or cost necessary to perform such obligation of Lessor and bill Lessor for the reasonable cost thereof and Lessor shall pay all such reasonable costs and expenses incurred by Lessee within thirty (30) days after Lessor’s receipt of such notice, which notice shall include an itemization and documentation of the expenses and costs incurred by Lessee; (ii) notwithstanding the foregoing notice requirement, in the event of an emergency, to provide Lessor with such notice as is reasonable thereof and to effect a cure and incur such expenses as necessary to effect such cure in order to protect and prevent the loss of life and/or risk of loss, life or property and Lessor shall pay all such reasonable costs and expenses within thirty (30) days after Lessor’s receipt of notice thereof and written itemization and documentation for such expenses; (iii) initiate an action for damages, specific performance or an injunction; (iv) terminate this Lease by the giving of written notice to Lessor; or (v) pursue any remedies available to Lessee at law or in equity.
ARTICLE 14
EMINENT DOMAIN; CASUALTY
14.1    Eminent Domain. If the whole or any substantial part, in Lessor’s reasonable discretion of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking”), this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Premises shall occur. If there is a Taking of less than a substantial part of the Premises, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances, including the proportion to the reduction in utility of the Premises caused by such Taking. In the event of any such Taking, Lessor and Lessee shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. Lessor shall be entitled to any award and all damages payable as a result of any condemnation or taking of the fee of the Premises. Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee’s own right on account of any and all damage to the Tank Farm Assets and/or Lessee’s business by reason of the condemnation, including loss of value of any unexpired portion of the Term, and for or on account of any cost or loss to which Lessee might be put in removing Lessee’s personal property, fixtures, leasehold improvements and equipment, including, without limitation, the Tank Farm Assets, from the Premises.
14.2    Casualty.

(a)
Lessee to Repair Improvements. Subject to Section 14.2(b) below, if during the Term all or any portion of the Tank Farm Assets shall be damaged or destroyed by fire or other casualty, Lessee shall repair or restore the Tank Farm Assets. The work of repair or restoration, which shall be completed with due diligence, shall be commenced within a reasonable time after the damage or loss occurs. Rent shall not abate while the Tank Farm Assets are being repaired or restored.

(b)
Damage at the End of Lease. If, during the last three (3) years of the Term, any portion of the Tank Farm Assets shall be damaged by fire or other casualty in excess of 50% of the replacement cost thereof , then Lessee shall have the option, to be exercised within sixty (60) days after such event, to either (i) repair or restore the Tank Farm Assets as hereinabove provided or (ii) terminate this Lease by notice to Lessor, which termination shall be deemed to be effective as of the date of the casualty. If Lessee terminates this Lease pursuant to this Section 14.2(b), Lessee shall surrender possession of the Premises to Lessor and will, at the request of Lessor from the insurance proceeds otherwise payable to Lessor, cause the Tank Farm Assets to be razed and the Premises to be leveled, cleaned, and otherwise put in good order. No termination of this Lease pursuant to this Section 14.2(b) will be effective until Lessee pays and performs all of Lessee's duties and obligations in connection with the termination.

ARTICLE 15
SURRENDER OF THE PREMISES
15.1    Surrender of Premises. Lessee shall at the expiration of the Term, or at any earlier termination of this Lease, surrender the Premises to Lessor in as good condition as it received the Premises, ordinary wear and tear and damaged caused by any Lessor Indemnified Parties excepted, and subject to the provisions of Article 14.
15.2    Removal of Improvements. Except as otherwise expressly agreed to by Lessor and Lessee, Lessee shall have the right to remove all Tank Farm Assets and other improvements, fixtures, equipment, materials, supplies and personal property installed by Lessee from the Premises upon the termination or expiration of this Lease, but in no event later than the date that is 120 days following the expiration or termination of this Lease (the “Removal Date”) and Lessor shall provide Lessee with access to the Premises at reasonable times until expiration of the Removal Date for the purpose of removing such items. Lessee shall provide Lessor with written notice of its election to remove the Tank Farm Assets and other improvements, fixtures, equipment, materials, supplies and personal property from the Premises at least 60 days prior to the expiration of the Lease. If Lessee elects to remove the Tank Farm Assets and Improvements from the Premises after such removal

Lessee shall restore any damage to the Premises and clean the Premises so as to eliminate therefrom any accumulation (other than any de minimis and non-hazardous accumulation) of foreign substances, materials, or debris, in addition to any Environmental Cleanup that may be required under Article 10. Lessee shall pay Lessor pro rata Rent (based on the amount of Rent applicable during the last month prior to the termination or expiration) through the date of Lessee’s complete removal of all such items. During the period of such removal and clean-up, all terms and conditions of this Lease, including, the indemnity and insurance provisions shall continue in full force and effect. If Lessee elects not to remove all of the Tank Farm Assets and Improvements from the Premises on or before the Removal Date, and provided that such facilities are in good working condition at the expiration of the Term (ordinary wear and tear excepted) then, such Tank Farm Assets and Improvements shall be deemed permanently abandoned to Lessor’s sole ownership, and Lessor may remove and dispose of such facilities in any manner which Lessor may deem appropriate, without any liability whatsoever to Lessee. If Lessee elects not to remove all of the Tank Farm Assets and Improvements from the Premises on or before the Removal Date and such facilities are not in good working condition at the expiration of the term (ordinary wear and tear excepted), or Lessee fails to so remove any or all of the Tank Farm Assets and Improvements from the Premises before the Removal Date, then, in addition to all rights and remedies available at law or in equity, without any prior notice, Lessor may (but shall be under no obligation), at Lessor’s option, deem such Tank Farm Assets and Improvements to be permanently abandoned to Lessor’s sole ownership, and Lessor may remove and dispose of such facilities in any manner which Lessor may deem appropriate, without any liability whatsoever to Lessee, and Lessee shall reimburse Lessor for all costs of such removal and disposal upon demand from Lessor. If requested by Lessor, Lessee shall execute any and all documents necessary to evidence that title to the Tank Farm Assets and Improvements that Lessee does not remove by the Removal Date is in Lessor and to extinguish and remove any cloud or potential cloud on the title to the Premises and/or such facilities created by Lessee.
15.3    Holding Over. If Lessee retains possession of the Premises after the termination of the Term, unless otherwise agreed in writing or for removal of its facilities during the Removal Period, such possession shall be subject to immediate termination by Lessor at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Lessee shall pay Lessor from time to time, upon demand, as Rent for the holdover period, an amount equal to 150% of the Rent in effect on the termination date computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Lessee shall be liable for all damages incurred by Lessor as a result of such holding over. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided, and this Section 15.3 shall not be construed as consent for Lessee to retain possession of the Premises.
ARTICLE 16
LIMITATION OF LIABILITY
16.1    Release of Certain Liability. Without limiting any obligations of Lessor or its Affiliates, under the Omnibus Agreement or the Contribution Agreement, except in the event of sole or gross negligence or willful misconduct on the part of Lessor or its employees or agents, Lessor shall not be liable to Lessee or any of the Lessee Responsible Parties or any other person claiming by, through or under Lessee or entering upon the Premises under or with the express or implied invitation of Lessee for any personal injury, including death, to persons or damage to property due to (a) the condition or design or any defect in the Premises, or (b) any portion of the Premises becoming out of repair or arising from the leaking of gas, water, sewer, steam, pipes, electricity or otherwise. Lessee, with respect to itself and the Lessee Responsible Parties or any other person entering upon the Premises under or with the express or implied invitation of Lessee hereby expressly assumes all risks of personal injury, including death, to persons or damage to property, either proximate or remote, by reason of the present or future condition of the Premises and expressly release Lessor of and from any and all liability for such damage or loss. This assumption of responsibility and liability by Lessee includes without limitation all liability assumable by a tenant under La. Rev. Stat. Ann. §9:3221.
16.2    Exculpation. Any liability of Lessor under the terms of this Lease or in connection with the Premises shall be limited to the interest of Lessor in the Premises and Lessor shall not be personally liable for any deficiency. None of Lessor’s officers, managers, partners, members, employees, agents or representatives will ever have any personal liability to Lessee under or in connection with this Lease, and Lessee hereby waives and releases all claims, causes of action, or other rights of recovery it may ever have against such parties under or in connection with this Lease. NOTWITHSTANDING ANY PROVISION OF THIS LEASE TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT OF THIS LEASE, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE OWED TO A THIRD PARTY AND THE OBLIGATED PARTY IS ENTITLED TO INDEMNIFICATION THEREFOR BY THE OTHER PARTY UNDER THE EXPRESS TERMS OF THIS LEASE.
ARTICLE 17
ASSIGNMENT AND SUBLETTING
17.1    Assignment by Lessor. Lessor may assign or transfer its rights, interests, and obligations under this Lease and in any part of the Premises to any third party (including any Person who acquires the Refinery or any interest therein), provided that an such third party expressly assumes all obligations of Lessor under the Lease for the period on and after the effective date of the assignment and Lessor shall remain liable for the performance and obligations of lessor/landlord hereunder for the period prior to the effective date of such assignment. Upon any such transfer Lessee will attorn to the transferee lessor and look solely to the transferee lessor to perform any obligations of Lessor accruing on or after the effective date of the transfer.
17.2    Assignment and Sublease by Lessee. Lessee shall not assign, pledge or encumber this Lease, or sublet the whole or any part of the Premises without the prior written consent of Lessor. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. For purposes of this paragraph, a transfer of the ownership interests controlling Lessee shall be deemed an assignment of this Lease. In the event any assignment or subletting of this Lease is made with or without Lessor's consent, Lessee shall nevertheless remain liable for the performance of all of the terms, conditions and covenants of this Lease. Any assignment or subletting without the prior written consent of Lessor shall be void and constitute a breach of the Lease and shall, at the option of the Lessor, terminate the Lease. No consent to any assignment, voluntarily or by operation of law, of this Lease or any subletting of said Premises shall be deemed to be a consent to any subsequent assignment or subletting.
17.3    Permitted Transfers. Notwithstanding the prohibition on assignment in Section 17.2 hereof, Lessee may assign all of its interest in this Lease or sublet all of the Premises only by written instrument evidencing such assignment or sublease to any Affiliate of Lessee or any Person who purchases or acquires all or substantially all of the Tank Farm Assets of Lessee, or any successor to Lessee by merger, consolidation or otherwise (each a “Permitted Transferee”), provided that (a) Lessee shall promptly notify Lessor of any such Permitted Transfer; (b) Lessee shall remain liable for the performance of all of the obligations of Lessee hereunder; and (c) if Lessee no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Lessee hereunder. Additionally, the Permitted Transferee shall assume all of Lessee's obligations and comply with all of the terms and conditions of this Lease. Promptly after the effective date of any permitted transfer hereunder, Lessee agrees to furnish Lessor with copies of the instrument effecting any of the foregoing transfers and documentation establishing Lessee's satisfaction of the requirements set forth above applicable to any such assignment or sublet. The occurrence of a permitted transfer hereunder shall not waive Lessor's rights as to any subsequent assignment, subletting or other transfer of this Lease or any interest therein. Any subsequent assignment, subletting or other transfer of this Lease or any interest therein by a Permitted Transferee shall be subject to Lessor's prior written consent (as hereinabove provided).
ARTICLE 18
QUIET ENJOYMENT
18.1    Lessor covenants and warrants that Lessee, upon paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, may peaceably and quietly have, hold, occupy, use and enjoy, and shall have the full, exclusive and unrestricted use and enjoyment of, all the Premises during the Term for the Permitted Use and subject to the terms and conditions of this Lease, and Lessor agrees to warrant and forever defend title to the Premises (other than the Permitted Exceptions) against the claims of any and all persons whomsoever lawfully claiming or to claim the same or any part thereof. Lessor’s undertaking in the immediately preceding sentence is made solely for the benefit of Lessee and not for the benefit of any title insurer, and any such title insurer shall not be subrogated to the rights of Lessee hereunder.
ARTICLE 19
GENERAL PROVISIONS
19.1    Estoppel Certificates. Lessee and Lessor shall, at any time and from time to time upon not less than 20 days prior written request from the other party, execute, acknowledge and deliver to the other a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent and other charges are paid, and (b) acknowledging that there are not, to the executing party’s knowledge, any uncured defaults on the part of the other party hereunder (or specifying such defaults, if any are claimed). Any such statement may be conclusively relied upon by any prospective purchaser of the Premises or the leasehold. Nothing in this Section 19.1 shall be construed to waive the conditions elsewhere contained in this Lease applicable to assignment or subletting of the Premises by Lessee.
19.2    Leasehold Mortgage. Lessee shall at all times and from time to time have the right to encumber by mortgage, deed of trust, or security agreement (the “Mortgage”) Lessee’s leasehold estate in the Premises, together with Lessee’s rights and interests in all buildings, fixtures, equipment, and improvements situated thereon, and all rents, issues, profits, revenues, and other income to be derived by Lessee therefrom, to secure such loans from time to time made by any Person to Lessee; provided, however, that such Mortgage shall in no event encumber Lessor’s fee title or leasehold interest (as applicable) in the Premises or Lessor’s interest under this Lease.
19.3    Subordination, Non-Disturbance and Attornment. Upon request of Lessor or the holder of any Mortgage covering Lessor’s interest in the Premises (a “Mortgagor”), Lessee will enter into a subordination, non-disturbance and attornment agreement in a customary form reasonably acceptable to the Mortgagor, Lessor and Lessee, evidencing that Lessee’s rights under this Lease are subordinate to the lien of such Mortgage and to all advances made or thereafter to be made upon the security thereof.
19.4    Conflict Between this Lease and the Omnibus Agreement. Notwithstanding any provision to the contrary contained herein, for so long as the Omnibus Agreement remains in full force and effect, to the extent of any conflict between the terms of this Lease and the terms of the Omnibus Agreement, the terms of the Omnibus Agreement shall govern and control. Further, notwithstanding any waiver or agreement of either of the parties hereto contained in this Lease, no such waiver or agreement shall affect or limit the rights or remedies of such party under the Omnibus Agreement, or the obligations and liabilities of the other parties to the Omnibus Agreement.
19.5    Notices. All notices, requests, demands and other communications required or permitted to be given under this Lease shall be deemed to have been duly given if in writing and delivered personally or sent via first class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:
If to Lessor:
Valero Refining-Meraux LLC
One Valero Way
San Antonio, Texas 78249
Attention: General Counsel
Facsimile: (210) 345-3214

If to Lessee:
Valero Partners Meraux, LLC
One Valero Way
San Antonio, Texas 78249
Attention: General Counsel
Facsimile: (210) 345-3214
Any party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this Section 19.5. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.
19.6    Mutual Cooperation; Further Assurances. Upon request by either party from time to time during the Term, each party hereto agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be necessary to carry out the purposes of this Lease and to more fully assure the parties’ rights and interests provided for hereunder. Lessor and Lessee each agree to cooperate with the other on all matters relating to required permits and regulatory compliance by either Lessee or Lessor in respect of the Premises so as to ensure continued full operation of the Premises by Lessee pursuant to the terms of this Lease.
19.7    Recording. Upon the request of either Party, Lessor and Lessee shall execute, acknowledge, deliver and record a “short form” memorandum of this Lease in a form mutually acceptable to the Parties and sufficient to provide public notice of the existence of this Lease. Promptly upon request by Lessor at any time following the expiration or earlier termination of this Lease, however such termination may be brought about, Lessee shall execute and deliver to Lessor an instrument, in recordable form, evidencing the termination of this Lease and the release by Lessee of all of Lessee’s right, title and interest in and to the Premises existing under and by virtue of this Lease.
19.8    Force Majeure. In the event of Lessor or Lessee being rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Lease, other than to make payments due hereunder, it is agreed that on such party’s giving notice and full particulars of such Force Majeure to the other party as soon as practicable after the occurrence of the cause relied on, then the obligations of the parties, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall, as far as possible, be remedied with all reasonable dispatch. The term “Force Majeure” as employed herein means any circumstances beyond the reasonable control of the contracting parties experiencing such inability to perform, whether of the kind enumerated herein or not, including but not limited to, acts of God, strikes, lockouts, or other industrial disturbances, curtailments or shutdowns, acts of the public enemy, sabotage, wars (whether or not an official declaration is made thereof), blockades, insurrection, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, storms, floods, washouts, freezeoffs, civil disturbances, explosions, breakage, accidents to machinery, equipment or lines of pipe, repairs, maintenance, improvements, replacements or alterations to plants or lines of pipe, inability of either party to obtain necessary machinery, materials or permits, or the act of any Governmental Authority. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.
19.9    Entire Agreement; Amendment. Subject to Section 19.4, this Lease, including the exhibits attached hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the lease of the Premises, and supersedes all prior and contemporaneous agreements and undertakings of the parties, in connection herewith. This Lease may be modified in writing only, signed by the parties to interest at the time of modification.
19.10    Binding Effect. Except as herein otherwise expressly provided, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, sublessees and assigns. Nothing in this Section 19.10 shall be construed to waive the conditions elsewhere contained in this Lease applicable to assignment or subletting of the Premises by Lessee.
19.11    Waivers. No waiver or waivers of any breach or default or any breaches or defaults by either party of any term, condition or liability of or performance by the other party of any duty or obligation hereunder shall be deemed or construed to be a waiver or waivers of subsequent breaches or defaults of any kind, character or description under any circumstance. The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Rent.
19.12    No Partnership. The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant and shall not be deemed a partnership or joint venture.
19.13    Choice of law. The provisions of this Lease shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might require the application of laws of another jurisdiction.
19.14    Waiver of Jury Trial. LESSEE AND LESSOR WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LESSOR AND LESSEE ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
19.15    Severability. The invalidity or unenforceability of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity or enforceability of any other provision hereof.
19.16    Survival. All obligations of Lessor and Lessee that shall have accrued under this Lease prior to the expiration or earlier termination hereof shall survive such expiration or termination to the extent the same remain unsatisfied as of the expiration or earlier termination of this Lease. Lessor and Lessee further expressly agree that all provisions of this Lease which contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Lease.
19.17    Time of Essence. Time is of the essence in the performance of all obligations falling due hereunder.
19.18    Captions. The headings to Articles, Sections and other subdivisions of this Lease are inserted for convenience of reference only and will not affect the meaning or interpretation of this Lease. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Lessee or Lessor.
19.19    Schedules and Exhibits. All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.
19.20    Counterparts. This Lease may be executed in multiple originals and when executed, all such counterparts shall constitute one document.
[Remainder of Page Intentionally Left Blank]

The parties hereto have executed this Lease to be effective as of the Effective Date.
LESSOR:

VALERO REFINING-MERAUX LLC

By:	/s/ R. Lane Riggs
Name:	R. Lane Riggs
Title:	Executive Vice President

LESSEE:

VALERO PARTNERS MERAUX, LLC

By:	/s/ Richard F. Lashway
Name:	Richard F. Lashway
Title:	President and Chief Operating Officer

Signature Page to Lease and Access Agreement (Meraux Terminal)

EXHIBIT A
TANKS

Meraux Tank Ref #	Type	Shell Capacity (Barrels)
TK-55-7	EFR	55,351
TK-80-1	IFR	80,087
TK-80-2	IFR	80,839
TK-80-4	Cone	79,818
TK-80-6	Cone	79,328
TK-80-7	Cone	78,234
TK-80-8	Cone	79,598
TK-80-11	EFR	78,309
TK-80-12	EFR	78,829
TK-80-15	Cone	81,163
TK-80-16	EFR/Geo	81,104
TK-80-18	EFR	78,908
TK-150-1	Cone	152,336
TK-200-1	EFR	203,693
TK-200-2	EFR	203,631
TK-200-3	EFR	201,716
TK-200-4	EFR	202,116
TK-200-5	EFR	200,041
TK-200-7	Cone	199,903
TK-250-8	IFR/Geo	267,455
TK-300-1	EFR	323,713
TK-300-2	EFR	339,011
TK-300-4	EFR	337,486
TK-300-6	EFR	338,221
	TOTAL	3,900,890

Exhibit A

EXHIBIT B
DESCRIPTION OF THE REFINERY SITE

TRACT 1

PARCEL 1 OF TRACT 1:

Being a certain piece or portion of ground situated in the Corrine and Myrtle Grove Plantations in the Parish of St. Bernard, State of Louisiana, being a part of original Lots 17, 18, 19 and 20, designated as Lot M-1, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Parcel 1 of Tract 1 as depicted on Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-80-16	EFR/Geo	81,104
TK-200-1	EFR	203,693
TK-200-2	EFR	203,631
TK-200-3	EFR	201,716
TK-200-4	EFR	202,116
TK-200-5	EFR	200,041

TRACT 2:

Being a certain piece or portion of ground situated in the Corrine and Myrtle Grove Plantations in the Parish of St. Bernard, State of Louisiana, being a part of original lot 17, designated as Lot Z, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Tract 2 as depicted on Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-200-3	EFR	201,716

TRACT 3:

Being a certain piece or portion of ground situated in the Corrine and Myrtle Grove Plantations in the Parish of St. Bernard, State of Louisiana, being a part of original lots 14, 15, and 16, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and

Exhibit B

recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Tract 3 as depicted on Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-250-8	IFR/Geo	267,455
TK-300-1	EFR	323,713
TK-300-2	EFR	339,011
TK-300-4	EFR	337,486
TK-300-6	EFR	338,221

TRACT 4:

SECOND:

Being a certain piece or portion of ground situated in Sections 2 and 9, Township 13 South, Range 13 East, and Section 19, Township 13 South, Range 12 East, St. Bernard Parish, Louisiana, also described as a portion of original lots 13½, 14, 15, and 16 of the Corrine and Myrtle Grove Plantations, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Tract 4, Second as depicted
On Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-55-7	EFR	55,351
TK-80-1	IFR	80,087
TK-80-2	IFR	80,839
TK-80-4	Cone	79,818
TK-80-6	Cone	79,328
TK-80-7	Cone	78,234
TK-80-8	Cone	79,598
TK-80-11	EFR	78,309
TK-80-12	EFR	78,829
TK-80-15	Cone	81,163
TK-80-18	EFR	78,908
TK-150-1	Cone	152,336

Exhibit B

TRACT 6:

Being a certain piece or portion of ground situated in the Corrine and Myrtle Grove Plantations in the Parish of St. Bernard, State of Louisiana, being a part of original lots 13 ½ and 14, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Tract 6 as depicted on Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-200-7	Cone	199,903

TRACT 7:

Being a certain piece or portion of ground situated in the Corrine and Myrtle Grove Plantations in the Parish of St. Bernard, State of Louisiana, being a part of original lots 13 ½ and 14, designated as Tract R, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Tract 7 as depicted on Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-200-7	Cone	199,903

TRACT 11:

Being a certain piece or portion of ground situated in Section 19, Township 13 South, Range 12 East and in Section 39, Township 13 South, Range 13 East, St. Bernard Parish, Louisiana, also described as a portion of lots 13 ½ and 14 of the Corrine and Myrtle Grove Plantations, as described in an “Act of Sale” by Murphy Oil USA, Inc. to Valero Refining-Meraux LLC dated October 1, 2011, and recorded in Book 1029, Page 533, under File No. 556808 of the Conveyance Records of St. Bernard Parish, Louisiana.

The portion of the Premises on Tract 11 as depicted on Exhibit C includes the following Tanks:

Meraux Tank #	Type	Shell Capacity (Barrels)
TK-200-7	Cone	199,903

Exhibit B

EXHIBIT C
DEPICTION OF THE PREMISES
(Attached)

Judge Perez Drive (La. Hwy. 39)
St. Bernard Hwy. (La. Hwy. 46)
Louisiana Southern RR
MISSISSIPPI RIVER
1
2
3
4
5
6
7
11
AutoCAD SHX Text
FLARE

**1**
PARCEL 1 OF TRACT 1 (M-1)
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**2**
TRACT 2
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**3**
TRACT 3
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**4**
TRACT 4, FIRST
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**5**
TRACT 4, SECOND
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**6**
TRACT 6
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**7**
TRACT 7
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**11**
TRACT 11
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

NOTE:
1. BOUNDARY LINE SHOWN FROM RECORDED DEED INFORMATION ONLY, NO SURVEY PERFORMED.
2. TANK INFORMATION NOTED PER PLANT MAPS PROVIDED BY VALERO.

| | | |
|---|---|---|
| DR BY: CDD | SCALE: 1"=800' | SHEET No.: 1 of 2 |
| VER: ACAD 2016 | | |
| JOB NO. 16-699 | FILE: W:\2016\16-699 VALERO TANKS\MERAUX\SHEET 1.DWG | |

MARK W. WHITELEY AND ASSOCIATES INCORPORATED
CONSULTING ENGINEERS, SURVEYORS, AND PLANNERS

-PREMISES

-TANKS

VALERO
MERAUX REFINERY

EXHIBIT C
PAGE 1 OF 2

Exhibit C

300-6
300-2
300-1
300-4
250-8
80-8
80-6
150-1
80-7
200-1
80-16
200-3
80-18
55-7
80-4
80-11
200-2
80-15
80-12
200-4
200-7
80-2
80-1
200-5
1
2
3
5
6
7
11
Tract 3
Judge Perez Drive
Part of Tract 1 (M-1)
Tract 4 (2nd)
Tract 5 (C)
Tract 5 (B)
Tract 5 (A)

**1**

| TANK ID | MERAUX TANK # |
|---|---|
| 80-16 | TK80-16 |
| 200-1 | TK200-1 |
| 200-2 | TK200-2 |
| 200-3 | TK200-3 |
| 200-4 | TK200-4 |
| 200-5 | TK200-5 |

**2**

| TANK ID | MERAUX TANK # |
|---|---|
| 200-3 | TK200-3 |

**3**

| TANK ID | MERAUX TANK # |
|---|---|
| 250-8 | TK250-8 |
| 300-1 | TK300-1 |
| 300-2 | TK300-2 |
| 300-4 | TK300-4 |
| 300-6 | TK300-6 |

**5**

| TANK ID | MERAUX TANK # |
|---|---|
| 55-7 | TK55-7 |
| 80-1 | TK80-1 |
| 80-2 | TK80-2 |
| 80-4 | TK80-4 |
| 80-6 | TK80-6 |
| 80-7 | TK80-7 |
| 80-8 | TK80-8 |
| 80-11 | TK80-11 |
| 80-12 | TK80-12 |
| 80-15 | TK80-15 |
| 80-18 | TK80-18 |
| 150-1 | TK150-1 |

**6**

| TANK ID | MERAUX TANK # |
|---|---|
| 200-7 | TK200-7 |

**7**

| TANK ID | MERAUX TANK # |
|---|---|
| 200-7 | TK200-7 |

**11**

| TANK ID | MERAUX TANK # |
|---|---|
| 200-7 | TK200-7 |

**1**
PARCEL 1 OF TRACT 1 (M-1)
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**3**
TRACT 3
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**6**
TRACT 6
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**11**
TRACT 11
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**2**
TRACT 2
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**5**
TRACT 4, SECOND
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

**7**
TRACT 7
VALERO REFINING – MERAUX LLC
COB 556, FOLIO 808

NOTE:
1. BOUNDARY LINE SHOWN FROM RECORDED DEED INFORMATION ONLY, NO SURVEY PERFORMED.
2. TANK INFORMATION NOTED PER PLANT MAPS PROVIDED BY VALERO.

| DR BY: CDD | SCALE: 1"=500' | SHEET No.: 2 of 2 |
|---|---|---|
| VER: ACAD 2016 | | |
| JOB NO. 16-699 | FILE: W:\2016\16-699 VALERO TANKS\MERAUX\SHEET 2.DWG | |

MARK W. WHITELEY AND ASSOCIATES INCORPORATED
CONSULTING ENGINEERS, SURVEYORS, AND PLANNERS
T.B.P.L.S. FIRM NO. 10106700

-PREMISES
-TANKS

# EXHIBIT C

PAGE 2 OF 2

VALERO
MERAUX REFINERY

Exhibit C

EXHIBIT D
LESSOR SERVICES
Lessor will supply the Lessor Services listed on this Exhibit D to Lessee with respect to Lessee’s ownership, operation and maintenance of the Tank Farm Assets, together with such additional services and/or Refinery Facilities as the Parties may agree from time to time.

•
Utilities. All utilities (including gas, water, steam, industrial gases, electricity and telephone) will be furnished by Lessor for Lessee’s operation of the Tank Farm Assets consistent with past practice. If Lessee’s electrical load or use of other utilities at the Tank Farm Assets increases above historical rates, Lessor will only be required to supply the increased load to the extent Lessor’s existing utility infrastructure is capable of doing so without detriment to the safe and reliable operation of the Refinery. Lessee shall reimburse Lessor for all utilities consumed at the Tank Farm Assets, calculated in a manner mutually reasonably agreed to by the parties, at the same rates that Lessor is required to pay its provider, plus any taxes and other applicable fees (but without any markup by Lessor). If Lessor’s actual cost of providing electricity materially changes or Lessee’s use of electricity materially changes, Lessor or Lessee may request an adjustment to the Rent by an appropriate amount, and the other party will not unreasonably refuse to grant such adjustment. Lessee agrees to reasonably cooperate with Lessor, if requested by Lessor or required by Applicable Law or the rules of the utility provider, to cause all electricity used at the Tank Farm Assets to be separately metered or sub-metered at Lessee's sole cost and expense.

•
Wastewater Processing. To the extent allowed by Applicable Law, all waste water treatment will be supplied to Lessee by Lessor from existing Refinery Site sources. This treatment pertains to dock and sump materials generated during the normal course of operations and includes sump generated waste materials. The Parties acknowledge that Governmental Authorities may impose pre-treatment standards on any waste waters Lessee releases to Lessor for processing. If such pre-treatment standards are imposed, Lessor shall be responsible for ensuring that the relevant Lessee personnel are adequately trained to comply with such standards and for submitting any related and required reports with the applicable Governmental Authority. Lessee will supply field data to Lessor to fulfill any such reposting requirements.

•
Fire and Emergency Protection. Lessor will provide response support in the event of an emergency. Lessor will maintain the existing tank farm fire water and emergency response system and any necessary improvements will be made by Lessor. As further provided below, Lessor does not make, and hereby expressly disclaims, any and all representations or warranties (whether express, implied or statutory) as to the delivery pressure or volume of firewater that may be available to the Tank Farm Assets, or as to any other aspects of any firewater services provided hereunder, and Lessee acknowledges that there may be times when the firewater service to the Tank Farm Assets is interrupted or unavailable. Lessee agrees that Lessor shall have access to the Tank Farm Assets to operate, repair, inspect and maintain portions of the Refinery firewater system located therein.

Exhibit D

•
Groundwater Monitoring. Lessor currently operates any existing groundwater monitoring and remedial systems and will retain the obligation to maintain the existing systems until such time as the applicable Governmental Authority grants closure or Lessee and Lessor mutually agree that further operation is not necessary. As set forth in the Omnibus Agreement, in the event that Lessee has a Release following the Effective Date of this Lease and the Release has a material adverse impact on the existing remedial system or triggers new remedial obligations, Lessee shall reimburse Lessor for the additional costs incurred as a result of the Release.

•	Solid/Hazardous Waste Processing. Lessor shall provide solid/hazardous waste processing consistent with Applicable Law.

•
LDAR Monitoring and Reporting. Lessor will provide to Lessee services necessary to perform leak detection, monitoring and reporting on all Tank Farm Assets within the Refinery Site as required by Applicable Law and any applicable consent decree. Lessor’s and Lessee’s employees will be included in the Refinery LDAR training program, which training program shall comply with the Clean Air Act and any applicable consent decree. Lessor will provide data to Lessee on all LDAR surveillance activities.

•	Security. Lessor shall provide routine security patrols, general monitoring and surveillance, provided however Lessor be responsible for the loss of or damage to the Tank Farm Assets and Improvements.

•
IT/Controls Infrastructure. Lessee will be entitled to access and use all necessary IT/Controls infrastructures for the operation of the Tank Farm Assets. Lessor shall maintain all IT/Controls infrastructures.

•	Laydown Areas/Storage for Spares. Lessor will provide laydown areas and storage for spares on an as-needed basis.

•	Landscape Maintenance. Lessor will provide or cause to be provided landscape maintenance services to the Premises.

•	Janitorial Services. Lessor will provide or cause to be provided janitorial services to the Premises.

•
Non-hazardous Waste Handling and Collection. Lessor will provide or cause to be provided non-hazardous waste handling and collection services to the Premises, including vacuum truck services other than for tank dewatering purposes.

Exhibit D